Exhibit 99.1

          R.H. DONNELLEY GENERATES STRONG CASH FLOW IN SECOND QUARTER;
                              UPDATES 2006 GUIDANCE

     - Dex Integration Making Solid Progress

     - Repays More Than $200 Million of Debt

    CARY, N.C., July 31, 2006 /PRNewswire-FirstCall/ -- R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today reported second quarter free cash flow of $194.3 million based on cash flow from operations of $208.5 million and $14.2 million of capital expenditures in the period. Advertising sales during the second quarter were $724.7 million, down 3.5% from the prior year. Advertising sales represent the total billable value of advertising in directories that were published in the period. GAAP net revenue in the quarter was $432.3 million.

    "We are pleased with this quarter's strong cash flow, solid EBITDA and progress on the Dex integration. While advertising sales were lower than expected, they reflect the short-term impact of the transition and turnaround efforts that we are driving across our business," said David C. Swanson, chairman and CEO of R.H. Donnelley. "We expect these initiatives will generate sustainable top-line growth and will enable us to deliver even greater value to advertisers and consumers for the long-term."

    Swanson continued, "At the halfway point in 2006, we now have greater visibility into full-year results and are revising our guidance accordingly. We are lowering 2006 advertising sales and net revenue outlook, but increasing expected EBITDA margin and cash flow due to higher than expected net synergies in the first year of Dex integration."

    As of June 30, 2006, RHD's net debt outstanding, excluding the purchase accounting fair value adjustment, was $10,283.9 million. On a GAAP basis, net debt was $10,491.1 million.

    See the attached schedules for operating results and a reconciliation of non-GAAP financial measures presented in this release to the most comparable GAAP measures. Please thoroughly review the Comparative Financial Results section, the schedules and the schedule footnotes below.

    Outlook

    R.H. Donnelley is updating guidance on a consolidated basis for 2006, which in each case, excludes the effects of purchase accounting and assumes the Dex transaction closed on January 1, as appropriate.

    * Advertising sales are expected to be at least $2.64 billion in 2006.

    * Net revenue is expected to be at least $2.68 billion for the year.

    * EBITDA excluding FAS 123R expense is expected to be at least $1.46 billion, resulting in a margin of approximately 54.5%.

    * Free cash flow is expected to be at least $725 million after approximately $75 million of capital expenditures.

    * Weighted average fully diluted shares outstanding during 2006 are expected to be between 72.0 million and 72.5 million.

    Details and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures appear in Schedules 8d and 8e of this press release.

    Second Quarter Conference Call

    R.H. Donnelley will host a conference call to discuss the second quarter 2006 results on Tuesday, August 1, 2006 at 10:00 a.m. (ET). The call can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international). The pass code for the call is "RHD". Please dial in to the call by 9:50 a.m. (ET) to ensure a prompt start time. The call will also be available through a Web cast, which can be accessed by visiting our Web site at http://www.rhd.com, clicking on "Investor Relations" and following the instructions provided. Those unable to participate at the scheduled time may access a recorded replay by dialing 800-890-3519 (domestic) or 402-220-4870 (international). The recording will be available through August 16, 2006. There is no pass code for the replay. In addition, an archived version of the Web cast will be available on RHD's Web site for up to one year from the date of the call.

    About R.H. Donnelley

    R.H. Donnelley (RHD) is the nation's third largest Yellow Pages publisher with significant online local search capabilities. The company has more than 4,000 employees operating in 28 states across the United States. Every day, consumers rely on the company's more than 625 directories, online city guides and local search Web sites to find businesses that provide the products and services they need. RHD's directories, which have a circulation of approximately 80 million, are marketed under three of the industry's most recognized brands:
AT&T Yellow Pages (formerly SBC Yellow Pages) in Illinois and northwest Indiana; Dex(R) Yellow Pages and EMBARQ Yellow Pages(TM) directories (formerly Sprint Yellow Pages(R)). R.H. Donnelley's expanding presence on the Internet now includes the Best Red Yellow Pages(R) brand at bestredyp.com(R) in its EMBARQ Yellow Pages markets, in RHD's AT&T Yellow Pages markets at CHICAGOLANDYP.com and local search services through Dex at DexOnline.com(R).

    Comparative Financial Results

    As a result of the AT&T and Dex Media transactions and the related financing and associated accounting, management believes that R.H. Donnelley's 2006 and 2005 results reported in accordance with GAAP are not comparable, nor do they reflect the underlying operational or financial performance of R.H. Donnelley. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period. Adjusted and pro forma adjusted 2006 results discussed in this press release and the attached schedules reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions. Combined adjusted 2005 results included in the attached schedules reflect the sum of adjusted RHD results and Dex Media GAAP results during the period. While adjusted, pro forma adjusted and combined adjusted results each exclude the effects of purchase accounting (and certain other items) to better reflect operating results in the respective periods, because of differences between RHD, AT&T and Dex Media and their respective predecessor accounting policies, adjusted, pro forma adjusted and combined adjusted results are not strictly comparable and should not be treated as such. Management urges you to read the schedules and the footnotes carefully to better understand the limitations of using these figures for any analysis.

    The primary adjustments related to the AT&T transaction and the Dex Media transaction are recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented. 2006 Pro forma adjusted year-to-date results for R.H. Donnelley also exclude professional fees related to the Dex Media merger and cost uplift to eliminate profit on sales contracts executed prior to the AT&T and Dex Media transactions for directories that were scheduled to publish subsequent to the acquisition, determined based on the estimated billable value of the published directories less the expected costs to complete the directories plus a normal margin. In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media's debt.

    R.H. Donnelley's year-to-date pro forma adjusted earnings per share assumes the Dex Media transaction occurred on January 1, 2006 plus conversion at the beginning of the year-to-date period of the preferred stock that was outstanding at December 31, 2005. The attached schedules include a reconciliation of all non-GAAP financial measures to the most comparable GAAP measures and a further description of the related adjustments for R.H. Donnelley results.

    While purchase accounting related to the Dex Media merger will impact R.H. Donnelley's 2006 reported results, it did not affect 2005 results for either company nor, combined adjusted results for 2005.

    Safe Harbor Provision

    Certain statements contained in this press release regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook" and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

    The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the legacy Dex and RHD businesses will not be integrated successfully; (2) the risk that the expected strategic advantages and cost savings from the Dex Media merger may not be fully realized or may take longer to realize than expected;
(3) disruption from the Dex Media merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD's results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that RHD filed with the Securities and Exchange Commission (the "SEC") (Registration No. 333-129539), which contains the joint proxy statement/prospectus relating to the transaction, RHD's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A "Risk Factors," Dex Media's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A "Risk Factors," as well as RHD's and Dex Media's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.

R.H. DONNELLEY CORPORATION                                            Schedule 1
INDEX OF SCHEDULES

Schedule 1:  Index of Schedules

Schedule 2: Unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2006 and 2005

Schedule 3:  Unaudited Condensed Consolidated Adjusted and Combined
             Adjusted Statements of Operations for the three months ended June 30, 2006 and 2005 and Pro Forma Adjusted and Combined Adjusted Statements of Operations for the six months ended June 30, 2006 and 2005

Schedule 4: Unaudited Condensed Consolidated Balance Sheets at June 30, 2006 and December 31, 2005

Schedule 5: Unaudited Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2006 and 2005

Schedule 6:  Reconciliation of Reported to Unaudited Condensed
             Consolidated Adjusted and Combined Adjusted Statements of Operations for the three months ended June 30, 2006 and 2005

Schedule 7:  Reconciliation of Reported to Unaudited Condensed
             Consolidated Pro Forma Adjusted and Combined Adjusted Statements of Operations for the six months ended June 30, 2006 and 2005

Schedule 8:  Reconciliation of Non-GAAP Measures

Schedule 9:  Notes to Unaudited Condensed Consolidated Financial
             Statements and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                            Schedule 2
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except earnings per share

                                         Three months ended         Six months ended
                                               June 30,                  June 30,
                                       -----------------------   -----------------------
                                          2006         2005         2006         2005
                                        Reported     Reported     Reported     Reported
                                       ----------   ----------   ----------   ----------
Net revenue (1)                        $    432.3   $    233.0   $    752.8   $    440.3
Expenses                                    273.4        121.3        493.1        236.8
Depreciation and amortization                85.5         20.6        148.2         42.3
Operating income                             73.4         91.1        111.5        161.2
Interest expense, net                      (202.1)       (58.3)      (355.9)      (115.7)
Pre-tax (loss) income                      (128.7)        32.8       (244.4)        45.5
Tax benefit (provision)                      48.9        (12.8)        92.9        (17.8)
Net (loss) income                           (79.8)        20.0       (151.5)        27.7
(Gain) loss on repurchase of
 Preferred Stock                                -            -        (29.2)       133.7
Preferred dividend                              -          2.9            -          6.2
(Loss) income available to common
 shareholders                          $    (79.8)  $     17.1   $   (122.3)  $   (112.2)

(Loss) earnings per share
 (EPS): (4)
   Basic                               $    (1.15)  $     0.46   $    (1.95)  $    (3.55)
   Diluted                             $    (1.15)  $     0.44   $    (1.95)  $    (3.55)
Shares used in computing EPS: (4)
   Basic                                     69.7         31.7         62.7         31.6
   Diluted                                   69.7         33.5         62.7         31.6

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                            Schedule 3
UNAUDITED CONDENSED CONSOLIDATED ADJUSTED, PRO FORMA
ADJUSTED AND COMBINED ADJUSTED STATEMENTS OF OPERATIONS

Amounts in millions, except earnings per share

                                Three months ended              Six months ended
                                      June 30,                      June 30,
                            ---------------------------   ---------------------------
                                               2005           2006           2005
                                2006         Combined      Pro Forma       Combined
                            Adjusted (2)   Adjusted (2)   Adjusted (2)   Adjusted (2)
                            ------------   ------------   ------------   ------------
Net revenue (1)             $      676.7   $      674.9   $    1,353.1   $    1,345.8
Expenses                           300.8          292.0          618.1          576.8
Depreciation and
 amortization                       85.5                         168.6
Operating income                   290.4                         566.4
Interest expense, net             (211.2)                       (423.9)
Pre-tax income                      79.2                         142.5
Tax provision                      (30.0)                        (54.1)
Net income                  $       49.2                  $       88.4

Earnings per share
 (EPS): (5), (12)
  Basic                     $       0.71                  $       1.28
  Diluted                   $       0.69                  $       1.25

Shares used in computing
 EPS: (5), (12)
  Basic                             69.7                          69.0
  Diluted                           71.5                          70.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

See Schedules 6 and 7 for a reconciliation of reported to adjusted, pro forma adjusted and combined adjusted amounts.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                            Schedule 4
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions

                                            June 30,       December 31,
                                              2006            2005
                                            Reported      Reported (13)
                                          -------------   -------------
Assets
  Cash and cash equivalents               $       195.4   $         7.8
  Accounts receivable, net                      1,110.1           451.6
  Deferred directory costs                        271.9            67.7
  Other current assets                             99.4            47.4
Total current assets                            1,676.8           574.5

  Fixed assets and computer
   software, net                                  165.0            55.7
  Intangible assets, net                       11,626.8         2,833.2
  Other non-current assets                        159.4            91.5
  Goodwill                                      2,872.8           319.0
Total Assets                              $    16,500.8   $     3,873.9

Liabilities, Redeemable Convertible
 Preferred Stock and Shareholders'
 Equity (Deficit)
  Accounts payable and accrued
   liabilities                            $       124.5   $        68.9
  Accrued interest                                172.4            20.6
  Deferred directory revenue                    1,118.0           457.7
  Short-term deferred income taxes,
   net                                             83.7            91.3
  Current portion of long-term debt               403.7           100.2
Total current liabilities                       1,902.3           738.7

  Long-term debt                               10,282.8         2,978.6
  Deferred income taxes, net                    2,179.9            59.6
  Other non-current liabilities                   183.7            54.3
Total liabilities                              14,548.7         3,831.2

Redeemable convertible preferred stock                -           334.1

Shareholders' equity (deficit)                  1,952.1          (291.4)
Total Liabilities, Redeemable
 Convertible Preferred Stock and
 Shareholders' Equity (Deficit)           $    16,500.8   $     3,873.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                            Schedule 5
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and six months ended June 30, 2006 and 2005

Amounts in millions

                                        Reported   Reported   Reported   Reported
                                         Three      Three       Six        Six
                                         Months     Months     Months     Months
                                         ended      ended      ended      ended
                                        June 30,   June 30,   June 30,   June 30,
                                          2006       2005       2006       2005
                                        --------   --------   --------   --------
Operating activities:
Net (loss) income                       $  (79.8)  $   20.0   $ (151.5)  $   27.7
Depreciation and amortization               85.5       20.6      148.2       42.3
Deferred income tax                        (48.9)      15.5      (93.0)      37.3
Changes in working capital                 224.1        1.0      441.0       76.8
Other                                       27.6       24.7       59.7       10.6
Net cash provided by operating
 activities                                208.5       81.8      404.5      194.7

Investment activities:
Additions to fixed assets and
 computer software                         (14.2)      (6.5)     (24.6)     (12.0)
Merger, net of cash received                (0.5)         -   (1,889.2)         -
Net cash used in investing
 activities                                (14.7)      (6.5)  (1,913.8)     (12.0)

Financing activities:
Increase (decrease) in checks not
 yet presented for payment                   4.8       (4.3)      (1.2)      (2.3)
Proceeds from issuance of debt, net
 of costs                                   (2.9)      (0.2)   2,514.5      291.5
Repurchase of redeemable convertible
 preferred stock and redemption of
 purchase rights                            (0.7)         -     (336.8)    (277.2)
Repayment of debt                         (157.9)     (71.9)    (576.8)    (183.3)
Revolver repayments                       (309.9)     (71.1)    (354.6)    (161.3)
Borrowings under the Revolver              263.8       68.1      432.5      140.1
Proceeds from option exercises               5.1        2.3       19.3        4.9

Net cash (used in) provided by
 financing activities                     (197.7)     (77.1)   1,696.9     (187.6)

(Decrease) increase in cash
 and cash equivalents                       (3.9)      (1.8)     187.6       (4.9)

Cash and cash equivalents,
 beginning of period                       199.3        7.6        7.8       10.7

Cash and cash equivalents, end
 of period                              $  195.4   $    5.8   $  195.4   $    5.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                            Schedule 6
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Reported to Unaudited Condensed Consolidated Adjusted and Combined Adjusted Amounts

Amounts in millions, except earnings per share

                                            Three Months Ended June 30, 2006
                                      --------------------------------------------
                                          RHD
                                       Reported      Adjustments(2)       Adjusted
                                      -----------    --------------      -----------
Net revenue (1)                       $     432.3    $        244.4(6)   $     676.7
Expenses                                    273.4              27.4(6)         300.8
Depreciation and amortization                85.5                 -             85.5
Total expenses                              358.9              27.4            386.3
  Operating income                           73.4             217.0            290.4
Interest expense, net                      (202.1)             (9.1)(7)       (211.2)
Pre-tax (loss) income                      (128.7)            207.9             79.2
Tax benefit (provision)                      48.9             (78.9)(8)        (30.0)
  Net (loss) income                   $     (79.8)   $        129.0      $      49.2

(Loss) earnings per share
 (EPS): (4)
  Basic                               $     (1.15)                       $      0.71
  Diluted                             $     (1.15)                       $      0.69

Shares used in computing EPS: (4)
  Basic                                      69.7                               69.7
  Diluted                                    69.7               1.8(4)          71.5

                                    Three Months Ended June 30, 2005
                  --------------------------------------------------------------------
                                                                Dex Media
                      RHD                            RHD        Reported     Combined
                   Reported    Adjustments(2)      Adjusted     (2),(13)     Adjusted
                  ----------   --------------     ----------   ----------   ----------
Net revenue (1)   $    233.0   $         27.6(6)  $    260.6   $    414.3   $    674.9
Expenses               121.3            (13.8)(6)      107.5        184.5        292.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                            Schedule 7
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Reported to Unaudited Condensed Consolidated Pro Forma
 Adjusted and Combined Adjusted Amounts

Amounts in millions, except earnings per share

                                             Six Months Ended June 30, 2006
                                      ---------------------------------------------
                                         RHD                             Pro Forma
                                       Reported     Adjustments(2)        Adjusted
                                      ----------    --------------       ----------
Net revenue (1)                       $    752.8    $        600.3(6)    $  1,353.1
Expenses                                   493.1             125.0(6)         618.1
Depreciation and amortization              148.2              20.4(7)         168.6
Total expenses                             641.3             145.4            786.7
  Operating income                         111.5             454.9            566.4
Interest expense, net                     (355.9)            (68.0)(7)       (423.9)
Pre-tax (loss) income                     (244.4)            386.9            142.5
Tax benefit (provision)                     92.9            (147.0)(8)        (54.1)
  Net (loss) income                       (151.5)            239.9             88.4
Gain on repurchase of
 Preferred Stock                           (29.2)             29.2(3)             -

Preferred dividend                             -                 -                -
 (Loss) income available to
  common shareholders                 $   (122.3)   $        210.7       $     88.4

(Loss) earnings per share
 (EPS): (3), (4), (5), (12)
  Basic                               $    (1.95)                        $     1.28
  Diluted                             $    (1.95)                        $     1.25

Shares used in computing
 EPS:(3), (4), (5), (12)
  Basic                                     62.7               6.3             69.0
  Diluted                                   62.7               8.1             70.8

                                      Six Months Ended June 30, 2005
                  ----------------------------------------------------------------------
                                                                 Dex Media
                      RHD                               RHD       Reported     Combined
                   Reported    Adjustments(2)        Adjusted     (2),(13)     Adjusted
                  ----------   --------------       ----------   ----------   ----------
Net revenue (1)   $    440.3   $         79.5(6)    $    519.8   $    826.0   $  1,345.8
Expenses               236.8            (21.8)(6)        215.0        361.8        576.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                           Schedule 8a
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Amounts in millions, except per share amounts and percentages

                                                           Three Months                 Six Months
                                                          Ended June 30,              Ended June 30,
                                                     ------------------------    ------------------------
                                                        2006          2005          2006          2005
                                                     ----------    ----------    ----------    ----------
Reconciliation of advertising sales to
 net revenue - GAAP, net revenue -
 adjusted and pro forma adjusted and
 net revenue combined adjusted (9)

RHD advertising sales disclosed in
 June 30, 2005 Form 10-Q                                           $    253.2                  $    509.9

Dex Media implied advertising sales
 for the three and six months ended
 June 30, 2005, disclosed in Dex Media's second
 quarter 2005 press release                                             457.1                       909.3

Adjustments for changes in
 publication dates and definition of
 advertising sales                                                       40.3                        37.8

RHD pro forma advertising sales                      $    724.7         750.6       1,431.6       1,457.0

Advertising sales percentage change
 over prior year                                           -3.5%                       -1.7%

Less (a) pre-acquisition Dex Media advertising
 sales not recognized as current period revenue
 and (b) total current period advertising sales
 not recognized as revenue due to the deferral
 method of accounting, plus (c) total net
 revenue reported in the period for advertising
 sales from prior periods                                (300.7)       (520.5)       (692.7)     (1,022.1)

Net directory advertising revenue                         424.0         230.1         738.9         434.9

Other revenue                                               8.3           2.9          13.9           5.4

Net revenue - GAAP                                        432.3         233.0         752.8         440.3

Plus net revenue from Dex Media- branded
 directories that published prior to the
 acquisition that would have been
 recognized during the period absent
 purchase accounting adjustments
 required under GAAP                                      244.4          27.6         600.3          79.5

Net revenue - adjusted and pro forma
 adjusted                                            $    676.7                  $  1,353.1
Dex Media net revenue - GAAP from Dex
 Media's Form 10-Q for the six months
 ended June 30,2005                                                     414.3                       826.0
Net revenue - combined adjusted                                    $    674.9                  $  1,345.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                           Schedule 8b
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in millions, except per share amounts

                                                Three Months      Six Months
                                               Ended June 30,   Ended June 30,
                                                    2006             2006
                                               --------------   --------------
Reconciliation of net loss - GAAP to
 EBITDA and adjusted and pro forma
 adjusted EBITDA

Net loss - GAAP                                $        (79.8)  $       (151.5)
Plus tax benefit                                        (48.9)           (92.9)
Plus interest expense, net                              202.1            355.9
Plus depreciation and amortization                       85.5            148.2
EBITDA (10)                                             158.9            259.7

Plus net revenue from Dex Media-branded
 directories that published prior to the
 acquisition that would have been
 recognized during the period absent
 purchase accounting adjustments
 required under GAAP                                    244.4            600.3

Less expenses on Dex Media-branded
 directories that published prior to the
 acquisition that would have been
 recognized during the period absent
 purchase accounting required under GAAP
 and professional fees associated with
 the Dex Media transaction paid for by
 Dex Media, net of amortized deferred
 cost uplift on Dex Media and AT&T
 sales contracts as of their respective
 acquisition dates                                      (27.4)          (125.0)

Adjusted and Pro forma adjusted
 EBITDA including FAS 123R(10)                          375.9            735.0

Plus SFAS No. 123 R Expense                               9.3             25.8

Adjusted and Pro forma adjusted
 EBITDA (10)                                   $        385.2   $        760.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                           Schedule 8c
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in millions, except per share amounts

                                                Three Months      Six Months
                                                    Ended            Ended
                                                June 30, 2006    June 30, 2006
                                               --------------   --------------
Reconciliation of diluted loss per
 share - GAAP to diluted earnings per
 share - adjusted and pro forma adjusted

Diluted loss per share - GAAP                  $        (1.15)  $        (1.95)
Effect of converting preferred stock
 to common stock at the beginning of the
 period                                                     -            (0.19)
Impact of acquisitions, including
 adjustments to eliminate purchase
 accounting                                              1.84             3.39
Diluted earnings per share - adjusted
 and pro forma adjusted                        $         0.69   $         1.25

See Schedules 6 and 7 for further
 details

                                                Three Months      Six Months
                                                    Ended            Ended
                                                June 30, 2006    June 30, 2006
                                               --------------   --------------
Reconciliation of cash flow from
 operations - GAAP to adjusted and
 pro forma adjusted cash flow from
 operations and adjusted and pro forma
 adjusted free cash flow

Cash flow from operations - GAAP               $        208.5   $        404.5
Add: Dex Media cash flow from
 operations for January 2006 - GAAP                         -             39.7
Add: Professional fees related to the
 Dex Media Merger paid for by Dex Media                     -              7.5
Adjusted and pro forma adjusted cash
 flow from operations                                   208.5            451.7
Less: additions to fixed assets and
 computer software - GAAP                                14.2             24.6
Less: Dex Media additions to fixed
 assets and computer software for
 January 2006 - GAAP                                        -              1.1
Adjusted and pro forma adjusted free
 cash flow                                     $        194.3   $        426.0

                                                  Reported
                                                June 30, 2006
                                               --------------
Reconciliation of debt - GAAP to net
 debt - excluding fair market value
 adjustment (11)

Debt - GAAP                                    $     10,686.5
Less: Cash and cash equivalents                        (195.4)
Net debt - GAAP                                      10,491.1

Less: Fair market value adjustment
 due to purchase accounting                            (207.2)
Net debt - excluding fair market
 value adjustment                              $     10,283.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                           Schedule 8d
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

$ in billions

                                               Full Year 2006
                                                   Outlook
                                               --------------
Reconciliation of advertising sales
 outlook to net revenue - GAAP
 outlook and net revenue - pro forma
 adjusted outlook

Advertising sales outlook                      $         2.64

Less pre-acquisition advertising
 sales for Dex-branded directories
 not recognized as revenue in current period
 due to purchase accounting                             (0.14)
Less current period advertising sales
 for directories not recognized as
 revenue in current period due to the
 deferral method of accounting                          (1.09)
Plus net revenue reported in the
 period for advertising sales from
 prior periods                                           0.48
Other revenue                                            0.01
Net revenue - GAAP outlook                               1.90

Plus pro forma net revenue that would
 have been recognized during the period
 absent purchase accounting adjustments
 required under GAAP assuming the Dex Media
 transaction had occurred on January 1, 2006             0.78
Net revenue - Pro forma adjusted outlook       $         2.68

                                               Full Year 2006
                                                   Outlook
                                               --------------
Reconciliation of pro forma adjusted
 EBITDA outlook to operating income -
 GAAP outlook

Pro forma adjusted EBITDA outlook              $         1.46
Less pro forma depreciation and
 amortization                                           (0.34)
Pro forma adjusted operating income
 outlook                                                 1.12

Less revenue from Dex Media-branded
 directories that published prior to
 the acquisition that would have been
 recognized during the period absent
 purchase accounting adjustments required
 under GAAP, excluding January 2006                     (0.64)
Plus expenses from Dex Media-branded
 directories that published prior to
 the acquisition that would have been
 recognized during the period absent
 purchase accounting adjustments required
 under GAAP, net of amortized deferred cost
 uplift on Dex Media and AT&T sales contracts
 as of their respective acquisition dates,
 excluding January 2006                                  0.05
Less SFAS No. 123 R Expense                             (0.04)
Less Dex Media net operating income
 impact for the month of January 2006                   (0.02)
Operating income - GAAP outlook                $         0.47

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                           Schedule 8e
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

$ in billions

                                               Full Year 2006
                                                  Outlook
                                               --------------
Calculation of pro forma adjusted
 EBITDA margin outlook

Pro forma adjusted net revenue  outlook        $         2.68
Pro forma adjusted EBITDA outlook                        1.46

Pro forma adjusted EBITDA margin outlook                 54.5%

See Schedule 8d for GAAP reconciliations of pro forma adjusted net revenue outlook and pro forma adjusted EBITDA outlook.

                                               Full Year 2006
                                                  Outlook
                                               --------------
Reconciliation of cash flow from
 operations outlook - GAAP to free
 cash flow outlook GAAP and pro forma
 adjusted free cash flow outlook

Cash flow from operations outlook - GAAP       $         0.76
Less: Additions to fixed assets and
 computer software                                      (0.08)
Free cash flow outlook                                   0.68
Add: Dex Media free cash flow for
 January 2006                                            0.04
Add: Professional fees related to the
 Dex Media Merger paid for by Dex Media                  0.01
Pro forma adjusted free cash flow outlook      $         0.73

                                               Full Year 2006
                                                  Outlook
                                                 (millions)
                                               --------------
Reconciliation of expected diluted
 shares outstanding - GAAP to
 expected adjusted diluted shares
 outstanding

Expected diluted shares outstanding - GAAP               70.0
Additional expected shares from
 common stock equivalents                                 2.3
Expected adjusted diluted shares
 outstanding                                             72.3

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION                                            Schedule 9
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AND NON-GAAP MEASURES

(1) Advertising revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the advertising sales value is deferred and amortized into the statement of operations ratably over the life of the directory, which is typically 12 months.

(2) As a result of the Dex Media and AT&T (formerly known as SBC) transactions and the related financing and associated accounting, management believes that the 2006 and 2005 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance in each period. Management urges you to read the schedules and the footnotes carefully to better understand the limitations of using these figures for any analysis.

     Adjusted and pro forma adjusted results for 2006 reflect the combination of RHD with Dex Media as if the transaction had been consummated at the beginning of 2006 and reflect certain other adjustments described below, including adjustments to exclude the effects of purchase accounting related to the Dex Media and AT&T transactions and professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006. In addition, pro forma adjusted results include interest and depreciation and amortization expenses as if the Dex Media transaction occurred on January 1, 2006 and eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media's debt balance described in footnote 7. Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

     Combined adjusted 2005 results reflect the sum of adjusted RHD results, which exclude the impact of purchase accounting related to the AT&T transaction and certain other adjustments described below, and Dex reported GAAP results for the period.

     The adjusted, pro forma adjusted and combined adjusted results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from Dex Media and AT&T, respectively, that published prior to the transactions were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the transaction date for Dex Media and AT&T directories not yet published at the transaction date has also been excluded from adjusted, pro forma adjusted and combined adjusted results. See Schedules 6 and 7 for details of all adjustments to the reported GAAP results.

(3) Pro forma adjusted results for the six months ended June 30, 2006 assume the remaining Preferred Stock was completely converted to Common Stock at the beginning of the period and therefore the gain on the repurchase of Preferred Stock is excluded.

(4) On a reported basis, for the periods when preferred stock was outstanding, basic EPS is calculated under the "two-class" method that requires earnings
     (loss) available to common shareholders, after deducting preferred dividends, the accretion of Preferred Stock to fair value and the loss
     (gain) on repurchase of Preferred Stock, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS is then calculated by dividing income (loss) allocable to common shareholders by the weighted average number of shares outstanding. Diluted EPS is calculated by dividing income (loss) allocable to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents. In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.

(5) On a pro forma adjusted basis in 2006, basic and diluted EPS are calculated as net income divided by the weighted average basic and diluted shares outstanding for the period assuming the Dex Media transaction was consummated on January 1, 2006. See footnote 12 for further discussion of shares used in computing EPS.

(6) Adjustments for the three and six months ended June 30, 2006 and 2005 include revenue and expenses for directories acquired as a result of the Dex Media and AT&T transactions, respectively, that published prior to each transaction date and that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before each transaction date for directories not yet published at the transaction date has also been removed from both periods presented. Adjustments to reported GAAP expenses in 2006 also exclude professional fees associated with the Dex Media transaction incurred by Dex Media in January 2006.

(7) Interest expense is presented on a pro forma adjusted basis reflecting the incremental debt RHD incurred as if the Dex Media transaction occurred on January 1, 2006. As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media's debt at January 31, 2006 to its fair market value. Adjusted and pro forma adjusted interest expense eliminates the interest benefit resulting from the amortization of the fair market value adjustment to Dex Media's debt. Adjusted and pro forma adjusted depreciation and amortization reflects the amortization of intangible assets acquired as if the Dex Media transaction occurred on January 1, 2006.

(8)  Represents the tax effect of adjustments.

(9) Advertising sales represent the total billable value of print and online products in the period when billing commences.

(10) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted and pro forma adjusted EBITDA represents adjusted and pro forma adjusted earnings before interest, taxes, depreciation and amortization. EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA for the three and six months ended June 30, 2006 includes a charge of $9.3 million and $25.8 million, respectively, for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment.

(11) Net debt - GAAP represents total debt less cash and cash equivalents for the respective period. Net debt - excluding fair market value adjustments represents net debt - GAAP adjusted to remove the fair value purchase accounting adjustment of Dex Media's debt noted in footnote 7.

(12) Pursuant to the Dex Media Merger Agreement, each issued and outstanding share of Dex Media common stock as of January 31, 2006 was converted into the right to receive $12.30 in cash and 0.24154 of a share of RHD common stock. As of January 31, 2006, 151,309,850 shares of Dex Media common stock were issued and outstanding, which resulted in the issuance of 36,547,381 shares of RHD common stock. Pro forma adjusted weighted average common shares outstanding for 2006 assumes the Dex Media transaction occurred on January 1, 2006. Pro forma adjusted basic and diluted EPS for 2006 does not necessarily reflect what the underlying operational or financial performance of RHD would have been had the Dex Media transaction been consummated at the beginning of 2006.

(13) Certain prior period reported amounts have been reclassified to conform with the current period presentation.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

R.H. Donnelley Corporation Contacts:

Investors:  Jenny L. Apker
            (800) 497-6329

Media:      Tyler D. Gronbach
            (919) 297-1541

SOURCE  R.H. Donnelley Corporation
    -0-                             07/31/2006
     /CONTACT: Investors: Jenny L. Apker, 1-800-497-6329, Media: Tyler D. Gronbach, +1-919-297-1541, both for R.H. Donnelley Corporation /
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20060731/NYM044LOGO/
    /Web site:  http://www.rhd.com /